Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226848; 333-237205; 333-237206; 333-265271; and 333-265272) of our report dated March 13, 2026 on the financial statements of ChoiceOne Financial Services, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, which is included in this Annual Report on Form 10-K.

/s/Plante & Moran, PLLC

Grand Rapids, Michigan

March 13, 2026